UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 8, 2018, Hillenbrand, Inc. (the “Company”) and certain of its subsidiaries entered into a Syndicated L/G Facility Agreement (the “Facility Agreement”) by and among the Company, certain of its subsidiaries, Commerzbank Aktiengesellschaft, as lead arranger and bookrunner, the other lenders party thereto, and Commerzbank Finance & Covered Bond S.A., acting as agent.  The Facility Agreement replaces the existing Syndicated L/G Facility Agreement dated as of June 3, 2013 (as amended, restated, supplemented or otherwise modified) (the “Existing Facility Agreement”) and permits the Company and certain of its subsidiaries (collectively, the “Participants”) to request that one or more of the lenders issue, on the Participants’ behalf, up to an aggregate of €150 million in unsecured letters of credit, bank guarantees or other surety bonds (collectively, the “Guarantees”), which are routinely required by customers in the process equipment industry. The Guarantees may be issued in euros or certain other agreed upon currencies. Certain sublimits apply based on the specific lender and currency.

The Guarantees carry an annual fee that varies based on the Company’s leverage ratio. The Facility Agreement also provides for a leverage-based commitment fee assessed on the undrawn portion of the facility. The Facility Agreement matures in December 2022, but can be extended or terminated earlier under certain conditions as described in the Facility Agreement. The Facility Agreement contains representations, warranties and covenants that are customary for agreements of this type, and also contains certain customary events of default. The Participants’ obligations under the Facility Agreement are guaranteed by the Company and certain of its domestic subsidiaries named therein.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Facility Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1

Syndicated L/G Facility Agreement, dated as of March 8, 2018, among Hillenbrand, Inc. and certain of its subsidiaries named therein, Commerzbank Aktiengesellschaft and various other lenders named therein, and Commerzbank Finance & Covered Bond S.A., acting as agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: March 9, 2018

	BY:	/S/ Nicholas R. Farrell
Vice President, General Counsel, Secretary & Chief Compliance Officer